                                   EXHIBIT F

THIS WARRANT AND THE CLASS A COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SUCH APPLICABLE STATE LAWS.

No. 002

                              WARRANT TO PURCHASE
                                   SHARES OF
                             CLASS A COMMON STOCK
                                      OF
                     WEIDER NUTRITION INTERNATIONAL, INC.

     THIS IS TO CERTIFY that, for value received, WYNNCHURCH CAPITAL PARTNERS CANADA, L.P., an Alberta limited partnership ("Wynnchurch"), or its registered
                                               ----------
assigns, is entitled to purchase from WEIDER NUTRITION INTERNATIONAL, INC., a Delaware corporation (together with any successor thereto, the "Company"), at
                                                                -------
any time, 611,447 shares of Class A Common Stock, par value of $0.01 per share, of the Company (the "Class A Common Stock"), at a price of $0.01 per share (the
                     --------------------
"Exercise Price"), subject to adjustment as hereinafter set forth, and to
 --------------
exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions and hereinafter set forth.

     This Warrant has been issued by the Company pursuant to that certain Senior Subordinated Loan Agreement of even date herewith between the Company, Wynnchurch and Wynnchurch Capital Partners, L.P. (as the same may be amended, supplemented, restated or otherwise modified from time to time, in compliance with the terms thereof, the "Loan Agreement") in consideration of the loan to
                             --------------
the Company by Wynnchurch provided for in such Loan Agreement.

     Capitalized terms used herein without definition shall have the meanings set forth in Section 13 hereof, or if not therein defined, as ascribed to them in the Loan Agreement. If the Loan Agreement is terminated prior to the termination of this Warrant, such terms shall have the definitions given to them in the Loan Agreement as in effect immediately prior to its termination. The Company and Holder agree that the value of this Warrant for tax purposes is $1,834,341 on the date of issue.

     1.   Exercise of Warrant.
          -------------------

          (a) Subject to the terms and conditions set forth herein, Holder shall have the right, at its option, to exercise this Warrant in whole or, if in part, in increments of at least 100,000 shares of Class A Common Stock (as adjusted for any stock splits, subdivisions or similar events), at any time and from time to time. To exercise this Warrant, Holder shall deliver to the Company (i) a Notice of Exercise in the form attached hereto duly completed and executed, (ii) an amount equal to the Exercise Price or, in the case of a partial exercise of this Warrant, the portion thereof payable upon such exercise, and (iii) this Warrant. At the option of Holder, payment of the Exercise Price shall be made:
(A) by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (B) by certified or official bank check payable to the order of the Company, (C) by deduction from the number of shares of Common Stock otherwise to be delivered upon exercise of the Warrant that number of shares of Common Stock which has an aggregate Fair Market Value equal to the aggregate Exercise Price for all shares of Common Stock to be purchased, or (D) by any combination of the foregoing methods.

          (b) Upon receipt of the required deliveries, the Company shall, as promptly as practicable, cause to be issued and delivered to Holder or, subject to Section 11 hereof, the Person designated in the Notice of Exercise, a certificate or certificates representing shares of Class A Common Stock equal in the aggregate to the number of shares of Class A Common Stock specified in the Notice of Exercise (less any shares of Common Stock in payment of a cashless exercise pursuant to Section 1(a) above). The Company shall pay all reasonable expenses and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 1.

     2.   Reservation.  The Company shall at all times prior to the Expiration
          -----------
Date reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, a number of authorized shares of Class A Common Stock equal to the number of shares issuable upon exercise of this Warrant and no such shares shall at any time have a par value which is in excess of the then
effective Exercise Price.   All such shares of Common Stock shall be duly
authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof.

     3.   Adjustments. The Exercise Price and the number of shares of Class A
          -----------
Common Stock issuable upon the exercise of this Warrant shall be subject to adjustment as hereafter set forth:

          (a) In the event that at any time the Company shall: (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of its Common Stock, or (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of shares of Common Stock, of the Company immediately after such event.

          (b) In the event that at any time the Company shall issue or sell any shares of Common Stock (except shares of Common Stock issued upon exercise of this Warrant) for a consideration per share less than the Fair Market Value thereof, then upon each such issuance the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to the time of such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued or sold would purchase at the Fair Market Value thereof (if such shares had been sold at Fair Market Value) on the date of such issuance or sale, and
(B) the denominator of which shall be the number of shares of Common Stock immediately prior to such issuance or sale plus the number of such additional shares of Common Stock so issued or sold. The provisions of this subsection (b) shall not apply to any additional shares of Common Stock which are distributed to holders of

Common Stock as a stock dividend or subdivision for which an adjustment is provided for under subsection (a) of this Section 3.

          (c) In the event any shares of Common Stock shall be issued or sold for cash, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor or, if such shares of Common Stock are offered by the Company for subscription, the subscription price or, if such shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offer, the initial public offering price, in each case excluding any amount paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company in connection with such issuance or sale.

          (d) In the event any shares of Common Stock shall be issued or sold for a consideration other than cash, the amount of such consideration shall be deemed to be the Fair Market Value of such consideration at the time of such issuance as determined by the Board of Directors of the Company in the good faith exercise of their business judgment.

          (e) Upon any adjustment of the Exercise Price as provided in this
Section 3, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (f) Whenever the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted pursuant to this
Section 3, the Company shall promptly deliver a notice to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment and the method by which such adjustment was calculated.

          (g) Notwithstanding anything herein to the contrary, an adjustment as provided in Section 3(b) above shall not be made if the Company issues securities (i) to employees, officers or directors of the Company to the extent approved by the Board of Directors or the compensation committee of the Board of Directors of the Company, (ii) as payment of all or any part of the purchase price of any business or assets thereof acquired by the Company or any of its Subsidiaries, (iii) to any lender in connection with the incurrence of Indebtedness by the Company or any of its Subsidiaries, or (iv) upon the exercise of any option or other right described in any of clauses (i) through
(iii).

     4.   Mergers, Consolidations, Etc.  In the case of any consolidation or
          -----------------------------
merger of the Company with another entity or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, reorganization or reclassification, lawful and adequate provision shall be made whereby Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities, cash or assets as may be (by virtue of such consolidation, merger, reorganization or reclassification) issued or payable with respect to or in exchange for a number of outstanding shares of Class A Common Stock equal to the number of shares of Class A Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, cash or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation or merger, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger shall assume by written instrument executed and delivered to Holder, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to receive.

     5.   Dividends; Redemption.  If the Board of Directors of the Company shall
          ---------------------
(a) declare any dividend or other distribution on the shares of the Common Stock, except by way of a stock dividend payable on all of the Common Stock, or
(b) authorize the redemption or repurchase of any shares of the Common Stock, the Company shall deliver notice thereof to Holder not less than twenty (20) days prior to the record date fixed for determining shareholders entitled to participate in such dividend, distribution, redemption or repurchase, and Holder shall have the right to participate in such dividend, distribution, redemption or repurchase to the same extent Holder would have participated if it had previously fully exercised this Warrant prior to such record date. The provisions of this Section 5 shall not apply to distributions made in connection with transactions covered by Section 3.

     6.   Preemptive Rights. [Intentionally omitted.]
          -----------------

     7.   Dissolution or Liquidation.  In the event of (a) any proposed
          --------------------------
distribution of the assets of the Company in dissolution or liquidation, (b) a Change of Control or (c) a Sale, the Company shall mail notice thereof to Holder upon the earlier of (x) thirty (30) days prior to the consummation or completion of, and, as applicable, (y) the date within two (2) business days after the execution of a definitive agreement providing for, any of the events described in (a), (b) and (c), and shall make no dividend or distribution to shareholders until the expiration of thirty (30) days from the date of mailing of such notice.

     8.   Fully Paid Stock; Taxes.  The Company covenants that the shares of
          -----------------------
capital stock represented by each and every certificate for the Class A Common Stock to be delivered on the exercise of the purchase rights herein shall, at the time of such delivery, be duly authorized, validly issued and outstanding and fully paid and nonassessable. The Company further covenants that it shall pay all expenses in connection with, and all federal and state taxes (other than income taxes) which may be imposed in respect of this Warrant, the Issued Warrant Shares and the Issuable Warrant Shares.

     9.   Registration Rights Agreement.  This Warrant and the Warrant Shares
          -----------------------------
are subject to, and entitled to the benefits, rights and options set forth in, the Registration Rights Agreement.

     10.  Partial Exercise and Assignment.  If this Warrant is exercised in part
          -------------------------------
only, Holder shall be entitled to receive a new Warrant, registered in the name of Holder or its designee evidencing the right to purchase the aggregate amount of Issuable Warrant Shares for which this Warrant was not exercised. This Warrant may be assigned, in whole or in part, by surrender of this Warrant to the Company with the assignment or partial assignment, as the case may be, attached to this Warrant duly executed. If this Warrant is partially assigned, a new Warrant shall be issued to Holder, registered in the name of Holder or its designee, evidencing the right to purchase the aggregate amount of Issuable Warrant Shares for which this Warrant was not so assigned. The assignee shall receive a new Warrant, registered in the name of such assignee or its designee and evidencing the right to purchase the aggregate number of Issuable Warrant Shares for which this Warrant was so assigned.

     11.  Restrictions on Transferability.
          -------------------------------

          (a) Neither this Warrant nor the Issued Warrant Shares shall be transferable to the extent any transfer of the Warrant, the Issued Warrant Shares or any portion thereof would be prohibited by the Securities Act and any applicable state securities laws.

          (b) Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant. Each certificate representing Issued Warrant Shares initially issued upon the exercise of any Warrant and each certificate issued to a subsequent transferee of such certificate shall bear all legends and be subject to the conditions set forth in this Warrant.

          (c) The Company covenants that it will file all reports required to be filed by it with the Securities and Exchange Commission, and that it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant or any Warrant Shares without registration under the Securities Act pursuant to Rule 144 ("Rule 144") or Rule 144A ("Rule 144A") (or any similar rule then in effect
      --------                  ---------
promulgated by the Commission under the Securities Act). Upon the request of the Holder, the Company will deliver to the Holder a notice stating whether it has complied with such requirements. The Company covenants that it will provide to each holder or any prospective purchaser of this Warrant or Warrant Shares the information required to be delivered under paragraph (d)(4) of Rule 144A (or any similar provision then in effect) promulgated by the Securities and Exchange Commission under the Securities Act in respect of a transaction qualifying for an exemption under Rule 144A and it will take such further action as a Holder may reasonably request, all to the extent required from time to time, to enable such Holder to sell its Warrant or Warrant Shares without registration under the Securities Act pursuant to Rule 144A.

     (e) The Company understands from the initial Holder hereof that the initial Holder is purchasing this Warrant solely by and for its own account, for investment, and not for subdivision, fractionalization, resale or distribution, that the initial Holder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else this Warrant, or any part hereof; and that the initial Holder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

     12.  Certain Covenants.
          -----------------

          (a) Requisite Approvals.  The Company shall use its best efforts to
              -------------------
obtain all necessary or desirable approvals for the performance by the Company of this Agreement (including without limitation the adjustments set forth in Section 3) from whatsoever source required, including, but not limited to (i) at the request of Holder, the Company's shareholders at the next meeting thereof, whether annual or special, (ii) any governmental authority or regulatory body of the United States or of any state required in connection with the lawful issuance of the Warrant Shares.

          (b) No Impairment or Amendment.  The Company shall not by any action,
              --------------------------
including, without limitation, amendment of its articles or certificate of formation or by-laws, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or impair the ability of the Holder to realize upon the intended economic value hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (i) not establish a par value of any shares of Class A Common Stock issuable upon the exercise of this Warrant above the amount payable therefor, (ii) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Class A Common Stock upon the exercise of this Warrant,
(iii) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant and (iv) not grant any preemptive rights with respect to any of its shares of Class A Common Stock without the prior written consent of the Holder.

          (c) Board of Directors.  So long as a majority of the Issued Warrant
              ------------------
Shares and Issuable Warrant Shares are owned by the initial Holder and its direct transferees, the Company shall permit any of John Hatherly, John Tomes, Bob Vedra or another representative of Holder designated by Holder from time to time and reasonably satisfactory to the Company (the "Holder Representative") to attend meetings of the Board of Directors of the Company as a non-voting observer at each such meeting. The Holder Representative shall be entitled to written notice of each meeting of the Board of Directors of the Company no later than the date notice is provided to directors of the Board of Directors of the Company with respect to such meeting and to receive all written materials and other information (including all materials distributed to the Board of Directors of the Company and copies of meeting minutes) given to directors at the same time such materials and information are given to the directors. The Holder Representative shall not have any voting rights but shall be entitled to participate in discussions at such Board meetings and consult with and offer advice to the officers of the Company and the Board of Directors of the Company. The Company shall pay all costs as are reasonably incurred by such Holder Representative in connection with attendance of such Holder Representative at any meeting of the Board of Directors of the Company. Notwithstanding the foregoing, the Holder Representative may be excluded from part or all of any meeting of the Board of Directors at the request of the Chairman of the Board of Directors, acting in a reasonable manner, if the Chairman of the Board of Directors determines that the matters to be discussed in that meeting or portion of a meeting may affect the Warrant Shares or the subordinated loans outstanding under the Loan Agreement.

          (d) Listing on Securities Exchange.  So long as shares are qualified
              ------------------------------
for listing, the Company shall, at its expense, list on its securities exchange, maintain and increase when necessary such listing of, all Issued Warrant Shares and, to the extent permissible under the applicable securities exchange rules, all Issuable Warrant Shares, so long as any shares of Common Stock shall be so listed. So long as shares are qualified for listing, the Company will also so list on each securities exchange, and will maintain such listing of, any other securities which Holder shall be entitled to receive upon the exercise hereof if at the time any securities of the same class shall be listed on such securities exchange by the Company. The Company shall not intentionally take any action or otherwise take any action which is reasonably intended to result in the Company being delisted from their securities exchange.

     13.  Definitions.
          -----------

          In addition to the terms defined elsewhere in this Warrant, the following terms shall have the meanings set forth below:

          "Common Stock" shall mean any common stock of any class or series of
           ------------
the Company currently or hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage. For purposes of determining the number of shares of Class A Common Stock issuable upon the exercise of this Warrant and other purposes herein, the term "Common Stock" shall be computed on Fully-Diluted Basis.

          "Exercise Date" shall mean the date on which this Warrant is
           -------------
exercised.

          "Fair Market Value" per share of Common Stock shall mean, at any date
           -----------------
of determination thereof:

          (a) if shares of Common Stock are listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the daily closing prices for the thirty (30) trading days immediately preceding such date. The closing price for each day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which shares of Common Stock are then listed, admitted to trading or traded;

          (b) if shares of Common Stock are not listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if shares of Common Stock are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization; or

          (c) if shares of Common Stock are not listed or admitted to trading on any national exchange or traded on any national market system and if no closing bid and asked prices are then quoted or published in the over-the-counter market, the price as determined in good faith by the agreement of Holder and the Board of Directors of the Company; provided, however, that if Holder and the
                                   --------  -------
Board of Directors of the Company cannot agree on a price within fifteen (15) days after (as applicable) issuance of for which the Fair Market Value is being determined pursuant to Sections 3(b) or 3(d), Holder and the Board of Directors of the Company shall jointly retain a nationally recognized investment banking firm or other firm providing similar valuation services (a "Valuation Firm")
                                                            --------------
experienced in the appraisal of companies which are engaged in the business of the Company and which is not an Affiliate of the Company or any shareholder thereof within seven (7) days after the expiration of such fifteen (15) day period. If the Company and Holder are unable to agree on the selection of a Valuation Firm within such seven (7) day period, the Company and Holder, within seven (7) days after expiration of such seven (7) day period, shall each select a Valuation Firm and the two Valuation Firms so selected shall jointly select a third Valuation Firm which shall make the determination of the Fair Market Value of the Common Stock. The Valuation Firm selected in accordance with the foregoing procedure shall be instructed to determine such value within fifteen
(15) days after selection and any such determination shall be final and binding upon the parties. The fees and expenses for such determination made by any Valuation Firm shall be borne by the Company.

Fair Market Value of a share of Common Stock shall be determined under clause
(c) by dividing the fair market value of the Company by the number of shares of Common Stock outstanding as of the date of determination, determined on a Fully-
Diluted Basis.   In such determination of Fair Market Value, the following
specific principles shall be applied by the Valuation Firm:

               (i) the Valuation Firm shall assume that all of the assets and properties of the Company are sold as a going concern, on an orderly basis (and not on a liquidation basis), at their fair market values based on an enterprise value as of the Valuation Date;

               (ii) the Valuation Firm shall assume that all indebtedness and other liabilities of the Company is prepaid in full as of the Valuation Date (and, in doing so, disregard the amount of any prepayment penalties, yield enhancement premiums or the like) and that the Company has paid the holders of preferred stock or similar securities, if any, amounts payable thereon, the aggregate amount of which shall be taken into account in arriving at the Fair Market Value; and

               (iii) the Valuation Firm shall assume that the remaining proceeds of such a sale are distributed pro rata on a Fully-Diluted Basis to the shareholders of the Company.

          "Fully-Diluted Basis" shall mean that number of shares of Common Stock
           -------------------
which would be outstanding, as of the date of computation, if (i) this Warrant,
(ii) all other warrants, options or other rights to subscribe for, purchase or otherwise acquire Common Stock or (iii) securities (including debt securities) convertible or exchangeable for Common Stock had been converted or fully exercised.

          "Holder" shall mean Wynnchurch or such other Person in whose name this
           ------
Warrant is registered on the books of the Company maintained for such purpose.

          "Issuable Warrant Shares" shall mean the number of shares of Class A
           -----------------------
Common Stock issuable from time to time upon exercise of this Warrant.

          "Issued Warrant Shares" shall mean the cumulative total of the shares
           ---------------------
of Class A Common Stock issued from time to time as a result of all prior exercises of this Warrant.

          "Person" shall mean any individual, sole proprietorship, partnership,
           ------
limited liability company, joint venture, unincorporated organization, association, corporation, trust, institution, entity or government.

          "Registration Rights Agreement" shall mean that certain Registration
           -----------------------------
Rights Agreement, of even date herewith by and between the Company and Wynnchurch, as amended, supplemented, restated or otherwise modified from time to time, in compliance with the terms thereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as in effect from time to time.

          "Warrant" means this Warrant and all warrants hereafter issued in
           -------
exchange or substitution for this Warrant.

          "Warrant Shares" shall mean the Issued Warrant Shares and the Issuable
           --------------
Warrant Shares.

     14.  Replacement Warrants.  If this Warrant shall be mutilated, lost,
          --------------------
stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant.

     15.  Warrant Holder Not a Shareholder.  This Warrant does not confer upon
          --------------------------------
Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

     16.  Notices.  Except as otherwise expressly provided herein, all notices
          -------
referred to in this Warrant shall be in writing and shall be delivered pursuant to the notice provisions of the Loan Agreement.

     17.  Severability.  Whenever possible, each provision of this Warrant shall
          ------------
be interpreted in such manner as to be effective under applicable law, but if any provision of this Warrant is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

     18.  Survival.  Notwithstanding anything to the contrary contained herein,
          --------
the provisions of Sections 12 hereof shall survive the exercise of this Warrant in full by Holder and shall continue to be in full force and effect so long as the initial holder and its direct transferees owns a majority of the Warrant Shares.

     19.  Captions: Governing Law.  The descriptive headings of the various
          -----------------------
sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Illinois without giving effect to any choice of law or conflict of law provision or rule.

     20.  Action by Holder.  Unless otherwise expressly provided for herein, any
          ----------------
action entitled to be taken by Holder owning the Issued Warrant Shares shall require the consent of the holders of at least a majority of the shares of Common Stock issued or issuable to Holder's Affiliates on the date hereof at the time such action is taken.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer and to be dated this ____ day of June, 2000.


                              WEIDER NUTRITION INTERNATIONAL, INC.


                              By: /s/ Joseph Baty
                                 --------------------------
                              Its: CFO
                                  -------------------------

                                   EXERCISE
                                   --------


WEIDER NUTRITION GROUP, INC.

     The undersigned, __________________________________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____________ shares of Class A Common Stock of Weider Nutrition International, Inc. covered by the Warrant described herein.


Dated: ______________

                                       Signature:___________________________

                                       Address:_____________________________
                                               _____________________________
                                               _____________________________

                                  ASSIGNMENT
                                  ----------

     FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ____________________________________ the Warrant described herein and all rights evidenced thereby and does irrevocably constitute and appoint _____________________, attorney, to transfer such Warrant on the books of the within named corporation.

Dated: ________________


                                       Signature:___________________________

                                       Address:_____________________________
                                               _____________________________
                                               _____________________________

                              PARTIAL ASSIGNMENT
                              ------------------

     FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ____________________________________ that portion of the Warrant described herein and the rights evidenced thereby which will on the date hereof entitle the holder to purchase ________ shares of Class A Common Stock of Weider Nutrition International, Inc., a Delaware corporation, and irrevocably constitutes and appoints ___________________________________, attorney, to transfer that part of such Warrant on the books of the within named corporation.

Dated: ____________


                                       Signature:___________________________

                                       Address:_____________________________
                                               _____________________________
                                               _____________________________

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